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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement of National Equipment Services, Inc. on Post-Effective Amendment No. 1 to Form S-1 of our report dated February 6, 1998 except for the information in Note 6 as to which the date is March 23, 1998 and the information in Note 12 as to which the date is April 1, 1998, on our audit of the financial statements of Falconite, Inc. We also consent to the references to our firm under the captions "Experts."

/s/ Coopers & Lybrand L.L.P.

Louisville, Kentucky

June 30, 1998